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                         INFORMATION ADVANTAGE SOFTWARE, INC.

                                 SEVERANCE AGREEMENT


    THIS AGREEMENT is entered into as of November 10, 1997, by and between [executive](the "Executive"), and INFORMATION ADVANTAGE SOFTWARE, INC., Delaware corporation (the "Company").

    WHEREAS, the Executive is employed by the Company; and

    WHEREAS, pursuant to the terms of the Company's 1992 Stock Option Plan and Stock Option Agreements between the Company and the Executive, the Company has granted to the Executive options to purchase shares of its common stock (the "Options"); and

    WHEREAS, the Company desires to provide for accelerated vesting of the Options upon the occurrence of certain events.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

    1. TERM OF AGREEMENT. This Agreement shall remain in effect from the date hereof until the earlier of:

         (a) The date when the Executive's employment with the Company terminates for any reason not described in Section 5(a); or

         (b) The date when the Company has met all of its obligations under this Agreement following a termination of the Executive's employment with the Company for a reason described in Section 5(a).

    2. DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events after the date of this Agreement:

         (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

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         (b)  The sale, transfer or other disposition of all or substantially all of the Company's assets;

         (c) A change in the composition of the Board, as a result of which fewer than 66% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

         (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of subsidiary of the Company and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

    3. DEFINITION OF GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean that the Executive:

              (i) Has incurred a material reduction in his authority or responsibilities as an employee of the Company, including (without limitation) a material reduction or elimination of his authority to approve expenditures or to hire, promote, demote or terminate subordinates;

              (ii) Has incurred a reduction in his base salary, other than pursuant to a Company-wide reduction of salaries for employees of the Company generally;

              (iii) Has incurred a material reduction in his opportunity to earn a cash bonus, other than pursuant to a reduction of bonus opportunities for executives of the Company generally; or


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              (iv)  Has been notified that his principal place of work as an employee of the Company will be relocated by a distance of 30 miles or more.

    4. DEFINITION OF CAUSE. For purposes of this Agreement, "Cause" shall mean:

         (a) The unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company;

         (b) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

         (c)  Gross negligence; or

         (d) Continued failure to perform assigned duties after receiving written notification from the Board of Directors.

The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or a subsidiary of the Company) may consider as grounds for the discharge of the Employee.

    5.   CONDITIONS FOR ACCELERATED VESTING OF STOCK OPTIONS.

         (a) TERMINATION OF EMPLOYMENT. The Executive shall be entitled to the accelerated vesting of stock options described in Section 6 if one of the following events occurs:

              (i) If after a Change in Control, the Executive voluntarily resigns his employment for Good Reason; or

              (ii) If after a Change in Control, the Company terminates the Executive's employment for any reason other than Cause.

         (b) POOLING OF INTERESTS. Subsection (a) above notwithstanding, if the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the accelerated vesting of stock options described in Section 6 shall not occur to the extent that the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

    6. SCOPE OF ACCELERATED VESTING OF STOCK OPTIONS. If the conditions described in Section 5 are satisfied, then the Executive's stock options shall vest as follows:


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         (a)  All options to purchase shares of the Company's Common Stock held by the Executive at the time of his employment termination shall immediately become exercisable in full, whether such options were granted before or after the date of this Agreement.

         (b) All shares of the Company's Common Stock held by the Executive at the time of his employment termination shall immediately vest in full and the Company's right to repurchase such shares shall lapse, whether such shares were issued before or after the date of this Agreement.

To the extent provided in this Section 6, this Agreement shall be deemed to be an amendment of the exercisability and vesting provisions of all stock option agreements, stock purchase agreements and similar instruments executed by the Executive and the Company.

    7.   LIMITATION ON PAYMENTS.

         (a) BASIC RULE. Any other provision of this Agreement notwithstanding, the Company shall not be required to make any payment or property transfer to, or for the benefit of, the Executive (under this Agreement or otherwise) that would be nondeductible by the Company by reason of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or that would subject the Executive to the excise tax described in section 4999 of the Code. All calculations required by this
    Section 7 shall be performed by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors"), based on information supplied by the Company and the Executive, and shall be binding on the Company and the Executive. All fees and expenses of the Auditors shall be paid by the Company.

         (b) REDUCTIONS. If the amount of the aggregate payments or property transfers to the Executive must be reduced under this Section 7, then the Executive shall direct in which order the payments or transfers are to be reduced, but no change in the timing of any payment or transfer shall be made without the Company's consent. As a result of uncertainty in the application of sections 280G and 4999 of the Code at the time of an initial determination by the Auditors hereunder, it is possible that a payment will have been made by the Company that should not have been made (an "Overpayment") or that an additional payment that will not have been made by the Company could have been made (an "Underpayment"). In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Executive that he shall repay to the Company, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Company if and to the extent that such payment would not reduce the amount that is nondeductible


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    under section 280G of the Code or is subject to an excise tax under section
    4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to, or for the benefit of, the Executive, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code.

    8.   SUCCESSORS.

         (a) COMPANY'S SUCCESSORS. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Subsection
    (a) or which becomes bound by this Agreement by operation of law.

         (b) EXECUTIVE'S SUCCESSORS. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

    9.   MISCELLANEOUS PROVISIONS.

         (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.


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         (c)  SEVERABILITY.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         (d) NO RETENTION RIGHTS. Nothing in this Agreement shall confer upon the Executive any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any subsidiary of the Company or of the Executive, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without Cause.

         (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota.


    IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                       ------------------------------
                                       [executive]


                                       INFORMATION ADVANTAGE
                                       SOFTWARE, INC.


                                       By:
                                          ---------------------------
                                       Its:
                                           --------------------------


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